CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing
Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated November 13, 1995, in this Registration Statement (Form N-1A 2-88822) of Dreyfus Capital Value Fund, Inc.



                                       ERNST & YOUNG LLP


New York, New York
January 26, 1996